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                                                                      EXHIBIT 99



[WORLD ACCESS LOGO]                        [STAR TELECOMMUNICATIONS, INC. LOGO]


                      WORLD ACCESS AND STAR TELECOM AMEND
                                MERGER AGREEMENT


Atlanta, GA and Santa Barbara, CA - June 7, 2000 - World Access, Inc. (NASDAQ:
WAXS) and STAR Telecommunications, Inc. (NASDAQ: STRX) announced today that they have amended their merger agreement in order to accommodate STAR's contract for the sale of its subsidiary, PT-1 Communications, Inc., to Counsel Communications LLC. Under the merger agreement, the merger is subject to, among other things, the divestiture by STAR of PT-1 for minimum net cash proceeds of $150 million. Under the amended agreement, the required minimum net cash proceeds from the sale of PT-1 to Counsel has been reduced from $150 million to $120 million. It is anticipated that STAR's agreement for the sale of PT-1 to Counsel, dated June 6, 2000, will generate net cash proceeds in excess of $120 million after taxes and related transaction costs.

Further, under the amended merger agreement, each STAR shareholder will receive
0.3866 shares of World Access's stock for each share of STAR stock. This represents a slight reduction from the original exchange ratio of 0.3905. As with the prior agreement, World Access retains the right to pay up to 40% of the merger consideration in cash.

John D. Phillips, Chairman and Chief Executive Officer of World Access, said, "We are pleased to have taken this step toward realizing the completion of our relationship with STAR. STAR's assets, particularly in Europe continue to be of strong interest to us and a solid synergistic fit with our strategy to focus on the European retail market. Additionally, we expect that the cash generated by the sale of PT-1 will retire substantially all of STAR's remaining debt."

Chris Edgecomb, Chairman and Chief Executive Officer of STAR Telecom commented, "With our agreement to sell PT-1 to Counsel, we anticipate dramatically improving our cash position and enhancing the condition of our balance sheet. We expect to work closely with World Access over the next few months in order to position the companies for rapid integration once the transaction closes."

The combination of World Access and STAR will create a leading provider of global telecommunications services. The combined company will operate a state-of-the art pan-European network in 13 Western European countries and maintain ownership positions in 26 international fiber optic cable networks.

ABOUT STAR TELECOM
STAR Telecommunications provides global telecommunications services to consumers, long distance carriers, multinational corporations and Internet service providers worldwide. STAR provides international and national long distance services, international private line, prepaid calling cards, dial-around services and international toll free services. For more information, visit our website at www.startel.com.


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ABOUT WORLD ACCESS
World Access is focused on being a leading provider of bundled voice, data and Internet services to retail and carrier customers located throughout Europe. Located strategically throughout the United States and 13 European countries, World Access provides end-to-end international communication services over an advanced asynchronous transfer mode internal network that includes gateway and tandem switches, an extensive fiber network encompassing tens of millions of circuit miles and satellite facilities. For additional information regarding World Access, please refer to the Company's website at www.waxs.com.

         THIS PRESS RELEASE MAY CONTAIN FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS INCLUDE: POTENTIAL INABILITY TO IDENTIFY, COMPLETE AND INTEGRATE ACQUISITIONS; DIFFICULTIES IN EXPANDING INTO NEW BUSINESS ACTIVITIES; DELAYS IN NEW SERVICE OFFERINGS; THE POTENTIAL TERMINATION OF CERTAIN SERVICE AGREEMENTS OR THE INABILITY TO ENTER INTO ADDITIONAL SERVICE AGREEMENTS; AND OTHER RISKS DESCRIBED IN THE COMPANY'S SEC FILINGS, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (NO. 333-79097), BOTH OF WHICH ARE INCORPORATED BY REFERENCE INTO THIS PRESS RELEASE.

WORLD ACCESS CONTACT: MICHAEL F. MIES
(404-231-2025)            SENIOR V.P. OF FINANCE
HTTP://WWW.WAXS.COM

STAR TELECOM CONTACT:
INVESTOR RELATIONS
(800) 899-1962
IR@STARTEL.COM


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